Exhibit 10.4

Execution

AMENDMENT NO. 6 TO SECOND AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

AMENDMENT NO. 6 TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment No. 6”), dated as of July 30, 2014, by and among Oneida Ltd., a Delaware corporation (“Oneida”), Anchor Hocking, LLC, a Delaware limited liability company (“Anchor”, and together with Oneida, each a “Borrower”, and collectively, “Borrowers”), Universal Tabletop, Inc., a Delaware corporation (“Parent”), and each other Subsidiary of Parent party thereto (together with Parent, each a “Guarantor”, and collectively, “Guarantors”), the financial institutions from time to time party to the Loan Agreement (as hereinafter defined) as lenders (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), Wells Fargo Bank, National Association, with an office located at 100 Park Avenue, 14th Floor, New York, New York 10017, as administrative agent for the Lenders (in its capacity as administrative agent, together with its successors and assigns, and any replacement, the “Administrative Agent”) and as collateral agent for the Lenders (in its capacity as collateral agent, together with its successors and assigns, and any replacement, the “Collateral Agent”, and together with Administrative Agent, collectively, “Agents”).

W I T N E S S E T H:

WHEREAS, Agents, Lenders, Borrowers and Guarantors have entered into financing arrangements pursuant to which Lenders (or Administrative Agent on behalf of Lenders) have made and provided and may hereafter make and provide loans, advances and other financial accommodations to Borrowers as set forth in the Second Amended and Restated Loan and Security Agreement, dated as of May 21, 2013, by and among Agents, Lenders, Borrowers and Guarantors, as amended by Amendment No. 1 to the Second Amended and Restated Loan and Security Agreement, dated as of May 14, 2014, as amended by Amendment No. 2 to the Second Amended and Restated Loan and Security Agreement, dated as of May 30, 2014, Amendment No. 3 to the Second Amended and Restated Loan and Security Agreement, dated as of June 30, 2014, Amendment No. 4 to the Second Amended and Restated Loan and Security Agreement, dated as of July 15, 2014, and Amendment No. 5 to the Second Amended and Restated Loan and Security Agreement, dated as of July 22, 2014, (as the same may be further amended, modified, supplemented, extended, renewed, restated, refinanced restructured or replaced, the “Loan Agreement”), and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the Loan Agreement and this Amendment No. 6, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated, restructured, refinanced or replaced, being collectively referred to herein as the “Loan Documents”);

WHEREAS, Borrowers and Guarantors have requested that Agent and Lenders agree to an increase in the Maximum Revolver Amount from $55,000,000 to $60,000,000 and make certain other amendments to the Loan Agreement;

WHEREAS, Borrowers and Guarantors have advised that, in connection with its request to increase the Maximum Revolver Amount and make certain other amendments to the Loan Agreement, Borrowers shall receive an equity contribution of certain net cash proceeds from the sale of approximately $20,000,000 of equity interests in EveryWare Global, Inc.;

WHEREAS, contemporaneously with this Amendment No. 6, Borrowers and Guarantors have advised that they are entering into a Waiver and Amendment Number One to Term Loan Agreement, pursuant to which the Term Loan Agent and Term Loan Lenders shall waive the existing events of default under the Term Loan Agreement set forth in the Term Loan Forbearance Agreement;

WHEREAS, in connection with each of the equity contribution and waiver described above, Agents and Lenders are willing to make the requested accommodations and amendments to the Loan Agreement, subject to the terms and conditions set forth herein; and

WHEREAS, by this Amendment No. 6, Borrowers, Guarantors, Agents and Lenders desire and intend to evidence such amendments;

NOW THEREFORE, in consideration of the foregoing, and the respective agreements and covenants contained herein, the parties hereto agree as follows:

1. Definitions.

(a) Additional Definitions. As used herein, the following terms shall have the following meanings given to them below, and the Loan Agreement and the other Loan Documents are hereby amended to include, in addition and not in limitation, the following:

(i) “2014 Equity Contribution” shall mean an equity contribution in the amount of $20,000,000 made by EveryWare Global, Inc. to Borrowers.

(ii) “2014 Equity Contribution Documents” shall mean the Securities Purchase Agreement dated on or about the date hereof among EveryWare Global, Inc. and the investors party thereto, together with each of the agreements, instruments and documents executed and/or delivered in connection therewith as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated, restructured, refinanced or replaced.

(iii) “Amendment No. 6” means Amendment No. 6 to Second Amended and Restated Loan and Security Agreement, dated as of July 30, 2014, by and among Agents, Lenders, Borrowers and Guarantors, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated, restructured, refinanced or replaced.

(iv) “Amendment No. 6 Effective Date” means the date on which all conditions precedent to Amendment No. 6 have been satisfied.

(v) “Term Loan Amendment No. 1” shall mean the Waiver and Amendment Number One to Term Loan Agreement, dated as of July 30, 2014, among Term Loan Agent, Term Loan Lenders, Borrowers and Guarantors.

(b) Amendments to Definitions.

(i) The definition of “EBITDA” is hereby deleted in its entirety and replaced with the following:

““EBITDA” means, at any date of determination, an amount equal to consolidated Net Income of Parent and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period, plus the following, without duplication, and except with respect to clauses (o) and (q) below, to the extent deducted in calculating such consolidated Net Income: (a) depreciation expense, (b) amortization expense, (c) the annual provision attributed to a management long-term incentive plan, and other FASB ASC 718 compensation expense, if applicable, (d) other non-cash deductions, losses or expenses that do not represent an accrual or reserve for potential cash items in any future period, (e) provision for LIFO and deferred variance adjustments for inventory valuations, (f) consolidated federal, state and local income tax expenses, (g) consolidated Interest Expense, (h) extraordinary losses, (i) any non-cash non-recurring charge or non-cash restructuring charges (to include, but not be limited to, write-downs to goodwill and other intangible assets as covered by FASB ASC 350, 360 and 840, barter credits, inventory and accounts receivable (including trade receivables and duty drawback receivables)) and also including, without duplication, any other non-cash restructuring costs as allowed under GAAP (including, but not limited to FASB ASC 420 Accounting for Costs Associated with Exit or Disposal Activities), (j) cash restructuring charges, fees and expenses as well as any professional fees; provided that the aggregate amount of all items added back pursuant to this clause (j) shall not exceed 12.5% of EBITDA for such Measurement Period calculated on a Pro Forma Basis after giving effect to all adjustments thereto, (k) costs under employee retention programs, (1) foreign currency translation gains or losses as shown on the consolidated statement of income of Parent and its Subsidiaries, (m) cash or non-cash charges constituting Transaction Costs, (n) any fees, indemnities and expenses paid to the MCP or its Affiliates pursuant to the Management Agreement (or accrued thereunder) for periods prior to the Closing Date, and any fees, indemnities and expenses paid to the members of the board of directors (or similar governing body, including members of committees or subcommittees thereof) of Parent and any of direct and indirect parent entities thereof for periods beginning on or after the Closing Date, (o) business interruption insurance proceeds, (p) any fees, costs or expenses incurred in connection with Permitted Acquisitions or potential Permitted Acquisitions (whether consummated or not), and (q) the amount of “run rate” cost savings, operating expense reductions and cost synergies projected by Parent in good faith to result from actions taken or committed to be taken no later than twelve (12) months after the end of such Measurement Period (calculated on a pro forma basis as though such cost savings, operating expense reductions and cost synergies had been realized on the first day of such Measurement Period for which EBITDA is being determined and as if such cost savings, operating expense reductions and cost synergies were realized during the entirety of such Measurement Period), net of the amount of actual benefits realized during such Measurement Period from such actions; provided that such cost savings and synergies are reasonably identifiable and factually supportable (it is understood and agreed that “run-rate” means the full recurring benefit for a period that is associated with any action taken or committed to be taken, net of the amount of actual benefits realized during such Measurement Period from such actions); provided that the aggregate amount of cost savings, operating expense reductions and cost synergies added back pursuant to this clause (q), and clause (C) in the definition of Pro Forma Basis, for any period shall not exceed 7.0% of EBITDA for such Measurement Period calculated on a Pro Forma Basis after giving effect to all adjustments thereto, and minus, without duplication, (i) any amount included in EBITDA for such Measurement Period in respect of cancellation of debt income arising as a result of the repurchase of Term Loans pursuant to the Term Loan Agreement, (ii) non-cash gains included in consolidated Net Income for Parent and its Subsidiaries for such Measurement Period (iii) any cash payments made in such period in respect of non-cash charges taken in any prior Measurement Period, (iv) to the extent not deducted in the calculation of net income, actual fees, costs and expenses associated with the proceeds of business interruption insurance to the extent such amounts are the basis of such recovery and (v) extraordinary gains.

For the purpose of the computations of financial tests and ratios hereunder, if there has occurred at any time after the Closing Date a Permitted Acquisition or disposition of assets during the relevant period, EBITDA shall be calculated on a Pro Forma Basis (as defined below).”

(c) Interpretation. Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

2. Section 7.2 (Financial Information). Section 7.2 is hereby amended by inserting the following clause (l):

“Promptly after provision thereof to the Board of Directors (or any executive committee thereof) of any Loan Party or EveryWare Global, Inc., monthly operating financial reports, including all such operating financial information provided and flash reports by segment (which shall include gross sales, operating margins and similar information for such period).”

3. Section 10.2 (Distributions; Restricted Investments). Section 10.2(a) is hereby amended as follows:

(a) Clause (iii) is hereby deleted in its entirety and replaced with the following:

“(iii) dividend payments or other Distributions payable solely in the common stock or other Capital Stock of such Person other than Parent;”

(b) Clause (iv) is hereby deleted in its entirety and replaced with the following:

“(iv) purchase, redemption or acquisition of Capital Stock with the proceeds received from the substantially concurrent issue of new shares of their common stock or other common Capital Stock other than Parent;”

(c) Clause (vi) is hereby deleted in its entirety and replaced with “[Reserved]”.

4. Section 10.6 (Prepayment of Debt and Agreements). Clause (iv) of Section 10.6(a) is hereby amended by deleting such clause in its entirety and replacing it with the following:

“(iv) a Loan Party may make regularly scheduled payments of principal and interest as and when due under the Term Loan Agreement (as in effect on the Amendment No. 6 Effective Date after giving effect to the Term Loan Amendment No. 1) and mandatory payments of principal and accrued interest as and when due under the Term Loan Agreement pursuant to Section 2.03(b) of the Term Loan Agreement (as in effect on the Amendment No. 6 Effective Date after giving effect to the Term Loan Amendment No. 1) and any prepayment premiums required to be paid in accordance with the terms of Section 2.03(b) of the Term Loan Agreement (as in effect on the Amendment No. 6 Effective Date after giving effect to the Term Loan Amendment No. 1).”

5. Maximum Revolver Amounts and Commitment. On and after the Amendment No. 6 Effective Date, and subject to the provisions of the Loan Agreement, the parties agree that the “Maximum Revolver Amount” shall be increased to $60,000,000 and the Commitment of Wells Fargo shall be correspondingly increased to $60,000,000.

6. Events of Default. As of the date hereof, Administrative Agent has not waived, is not by this Amendment No. 6 waiving any Event of Default which may have occurred on or prior to the date hereof, whether or not continuing on the date hereof, or which may occur after the date hereof.

7. Consent. Agent and Lenders hereby consent to Borrowers and Guarantors entering into the Waiver and Amendment Number One to Term Loan Agreement in the form annexed hereto as Exhibit A.

8. Amendment Fee. In addition to all other fees, charges, interest and expenses payable by Borrowers to Agent and Lenders under the Loan Agreement and the other Financing Agreements, Borrowers shall pay to Agent an amendment fee equal to $37,500, which amount is fully earned and payable on the Amendment No. 6 Effective Date and may be charged directly to any loan account(s) of Borrowers maintained by Agent.

9. Conditions Precedent. This Amendment No. 6 shall become effective on the first date upon which each of the following conditions precedent has been satisfied:

(a) Administrative Agent shall have received this Amendment No. 6, duly executed, authorized and delivered by Borrowers, Guarantors and Lenders;

(b) Administrative Agent shall have received that certain Waiver and Amendment Number One to Term Loan Agreement, annexed hereto as Exhibit A, duly executed and delivered by the Borrowers and the Term Loan Agent, and the Required Lenders (as such term is defined in the Term Loan Agreement) and all other parties thereto;

(c) Administrative Agent shall have received the 2014 Equity Contribution Documents, duly executed and delivered by each of the parties thereto, each in form and substance satisfactory to the Administrative Agent; provided, that, for purposes of determining satisfaction or compliance with the conditions specified in this paragraph (c), the Administrative Agent, by its delivery an executed counterpart to this Amendment No. 6, shall be deemed to be satisfied with the form and substance of such documents;

(d) receipt of the net proceeds of the 2014 Equity Contribution in an amount not less than $14,500,000 have been received by Borrowers;

(e) no Default or Event of Default shall exist or shall have occurred and be continuing, both before and after giving effect to this Amendment No. 6; and

(f) Agent shall be in receipt in immediately available funds, or shall have charged a loan account of any Borrower, the fee referred to in Section 8 hereof.

10. Representations, Warranties and Covenants. Each Borrower and Guarantor hereby represents and warrants to the Lenders for itself and each of the other Loan Parties the following (which shall survive the execution and delivery of this Amendment No. 6), the truth and accuracy of which representations and warranties are a continuing condition of the making of Revolving Loans and providing Letters of Credit to Borrowers:

(a) as to each Loan Party, each Loan Party has the power and authority to execute, deliver and perform this Amendment No. 6, has taken all necessary action (including obtaining approval of its stockholders or members if necessary) to authorize the execution, delivery, and performance of this Amendment No. 6;

(b) as to each Loan Party, this Amendment No. 6 has been duly executed and delivered by such Loan Party, and constitute the legal, valid, and binding obligations of such Loan Party, enforceable against it in accordance with its terms without defense, set-off, or counterclaim, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws at the time in effect affecting the rights of creditors generally and to the effect of general principles of equity whether applied by a court of law or equity;

(c) as to each Loan Party, the execution, delivery and performance by such Loan Party of this Amendment No. 6 does not and will not conflict with, or constitute a violation or breach of, or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any Loan Party by reason of the terms of (a) any material contract, mortgage, Lien, lease, agreement, indenture, document, or instrument to which such Loan Party is a party or which is binding upon it, (b) any Requirement of Law applicable to such Loan Party, or (c) the certificate or articles of incorporation, by laws, or other organizational or constituent documents, as the case may be, of such Loan Party.

(d) no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or other Person is necessary or required in connection with this Amendment No. 6, except for those which have been duly obtained by the Loan Parties;

(e) the representations and warranties of the Loan Parties contained in the Loan Agreement and the other Loan Documents (after giving effect to Amendment No. 6) that are qualified as to materiality or Material Adverse Effect shall be true and correct, and the representations that are not so qualified shall be true and correct in all material respects on the Amendment No. 6 Effective Date, except to the extent such representations or warranties specifically relate to an earlier date, in which case such representations and warranties qualified as to materiality or Material Adverse Effect shall be true and correct, and the representations that are not so qualified, shall be true and correct in all material respects on and as of such earlier date; and

(f) no event exists, or would exist immediately after giving effect to this Amendment No. 6, which constitutes a Default or an Event of Default.

11. Acknowledgments by Guarantors. Each Guarantor, by its signature below, hereby acknowledges, confirms and agrees that after giving effect to this Amendment No. 6 and the transactions contemplated hereby, the Guaranty Agreement executed by Guarantors guaranteeing the payment and performance of all Obligations, is and shall continue in full force and effect.

12. Effect of this Agreement. Except as expressly amended pursuant hereto, no other changes, waivers or modifications to the Loan Documents are intended or implied, and in all other respects the Loan Documents are hereby specifically ratified and confirmed by all parties hereto as of the date hereof. To the extent that any provision of the Loan Agreement or any of the other Loan Documents are inconsistent with the provisions of this Amendment No. 6, the provisions of this Amendment No. 6 shall control.

13. Further Assurances. Borrowers and Guarantors shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Agent to effectuate the provisions and purposes hereof.

14. Governing Law. This Amendment No. 6 and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York.

15. Binding Effect. This Amendment No. 6 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and permitted assigns and the successors and permitted assigns of Lenders.

16. Reference to Loan Agreement. On and after the Amendment No. 6 Effective Date, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to the “Loan Agreement”, “thereunder”, “thereof” or words of like import referring to the Loan Agreement shall mean and be a reference to the Loan Agreement as amended by this Amendment No. 6.

17. Counterparts. This Amendment No. 6 may be executed in any number of counterparts, and by each Agent, each Lender, and the Loan Parties in separate counterparts,

each of which shall be an original, but all of which shall together constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document, and a telecopy or electronic mail in portable document format of any such executed signature page shall be valid as an original.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have entered into this Amendment No. 6 on the date first above written.

BORROWERS

ONEIDA LTD.

By:	/s/ Sam Solomon
	Name:	Sam Solomon
	Title:	Chief Executive Officer and President

ANCHOR HOCKING, LLC

By:	/s/ Sam Solomon
	Name:	Sam Solomon
	Title:	Chief Executive Officer and President

GUARANTORS

UNIVERSAL TABLETOP, INC.

By:	/s/ Sam Solomon
	Name:	Sam Solomon
	Title:	Chief Executive Officer and President

BUFFALO CHINA, INC. DELCO INTERNATIONAL, LTD. SAKURA, INC. THC SYSTEMS, INC. KENWOOD SILVER COMPANY, INC. ONEIDA SILVERSMITHS INC. ONEIDA INTERNATIONAL INC. ONEIDA FOOD SERVICE, INC.

By:	/s/ Sam Solomon
	Name:	Sam Solomon
	Title:	Chief Executive Officer and President

[Signatures Continue on Next Page]

[Signatures Continued from Previous Page]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Collateral Agent, Letter of Credit Issuer and, individually as a Lender

By:	/s/ Guido Cuomo
	Name:	Guido Cuomo
	Title:	Authorized Signatory

Exhibit A

Waiver and Amendment Number One to Term Loan Agreement

See attached.